                                                                     EXHIBIT 4.3






--------------------------------------------------------------------------------



                         AMERICAN EXPRESS ISSUANCE TRUST



                         RECEIVABLES PURCHASE AGREEMENT



                                     between




             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.



                                       and



            AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC



                            Dated as of May 19, 2005


--------------------------------------------------------------------------------

                  RECEIVABLES PURCHASE AGREEMENT, dated as of May 19, 2005, by and between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (together with its permitted successors and assigns, "TRS"), and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC, a Delaware limited liability company (together with its permitted successors and assigns, "RFC V").

                              W I T N E S S E T H:

                  WHEREAS, RFC V desires to purchase, from time to time, certain Receivables (hereinafter defined) existing or arising in designated charge accounts of TRS;

                  WHEREAS, RFC V desires to purchase, from time to time, certain Receivables sold to TRS by American Express Credit Corporation ("CREDCO") and existing and arising in designated charge accounts of TRS, American Express Centurion Bank ("CENTURION") and American Express Bank, FSB ("FSB");

                  WHEREAS, RFC V desires to purchase, from time to time, certain Receivables sold to TRS by Centurion and existing and arising in designated charge accounts of Centurion;

                  WHEREAS, RFC V desires to purchase, from time to time, certain Receivables sold to TRS by FSB and existing and arising in designated charge accounts of FSB;

                  WHEREAS, TRS desires to sell and assign, from time to time, certain Receivables to RFC V upon the terms and conditions hereinafter set forth;

                  WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by RFC V to the Trust under the terms of the Transfer and Servicing Agreement in connection with the issuance of notes secured by the Receivables (each capitalized term as hereinafter defined); and

                  WHEREAS, TRS agrees that all representations, warranties, covenants and agreements made by TRS herein with respect to the Accounts and the Receivables shall also be for the benefit of the Trust, the Owner Trustee, the Indenture Trustee and the Noteholders (each capitalized term as hereinafter defined).

                  NOW, THEREFORE, it is hereby agreed by and between TRS and RFC V as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Definitions. All capitalized terms used herein or in any certificate, or document made or delivered pursuant hereto, and not defined herein or therein, shall have the following meanings:

                  "Account" shall mean each (a) Initial Account, (b) each Additional Account (but only from and after the Addition Date with respect thereto) and (c) each Related Account. The term "Account" shall include any account replacing an Account in connection with the transfer of ownership of such Account from an Account Owner to any other Account Owner (provided that such replacement account can be traced or identified by reference to, or by way of, the code designation in the securitization field of such replacement account, which code designation is contained in the computer or other records of the applicable Account Owner or TRS used to generate the Account Schedule). The term "Account" shall exclude (i) any Deleted Account and (ii) any Account, all the Receivables of which are reassigned to TRS pursuant to Section 6.01 or
Section 6.02. The term "Account" shall include any Removed Account only prior to the Removal Date with respect thereto.

                  "Account Agreement" shall mean, with respect to an Account, the agreements between an Account Owner and an Obligor governing the terms and conditions of such Account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such Account.

                  "Account Guidelines" shall mean, with respect to the Accounts of each Account Owner, the established policies and procedures of such Account Owner, (a) relating to the operation of its charge business which generally are applicable to its portfolio of similar accounts, including the policies and procedures for determining the creditworthiness of customers and the extension of charge privileges to customers, and (b) relating to the maintenance of accounts and collection of receivables, in each case as such policies and procedures may be amended, modified or otherwise changed from time to time.

                  "Account Owner" shall mean, with respect to an Account, TRS, Centurion, FSB or any other entity that, pursuant to the Account Agreement related to such Account, is the issuer of the charge card related to, or the owner of, such Account; provided that the Transferor shall notify each Note Rating Agency promptly following the designation of any Account Owner other than TRS, Centurion or FSB.

                  "Account Schedule" shall mean a computer file or microfiche list containing a true and complete list of Accounts, identified by account number, and setting forth, with respect to each Account, the aggregate amount outstanding in such Account (a) on the Initial Cut-Off Date (for the Account Schedule delivered on the Closing Date) and (b) on the applicable Addition Cut-Off Date (for any Account Schedule relating to Additional Accounts).

                  "Addition Cut-Off Date" shall mean (a) with respect to each New Account, the date on which such New Account is originated, and (b) with respect to Aggregate Addition Accounts, the date specified as such in the related Aggregate Addition Account Supplemental Conveyance.

                  "Addition Date" shall mean (a) with respect to New Accounts, the date from and after which such New Accounts are to be included as Accounts pursuant to Section 2.03(a) and the related New Account Supplemental Conveyance, and (b) with respect to Aggregate Addition Accounts, the date from and after which such Aggregate Addition Accounts are included as Accounts pursuant to Subsection 2.02(a) and the related Aggregate Addition Account Supplemental Conveyance.

                  "Additional Account" shall mean each New Account and each Aggregate Addition Account.

                  "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Aggregate Addition Account" shall mean each charge account established pursuant to an Account Agreement between an Account Owner and any Person, which account is designated pursuant to Section 2.02 to be included as an Account and identified on an Account Schedule delivered pursuant to Sections
2.01 and 2.02.

                  "Aggregate Addition Account Supplemental Conveyance" shall have the meaning specified in Subsection 2.02(b).

                  "Agreement" shall mean this Receivables Purchase Agreement, as the same may be amended and supplemented from time to time.

                  "Business Day" shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations, federal savings banks or state banking institutions in New York, New York, or any other State in which the principal executive offices of any Account Owner are located, are authorized or obligated by law, executive order or governmental decree to be closed.

                  "Closing Date" shall mean May 19, 2005.

                  "Collection Account" shall have the meaning specified in the Indenture.

                  "Collections" shall mean all payments (excluding Recoveries) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment.

                  "Conveyance" shall have the meaning specified in Subsection 2.01(a).

                  "Credco" shall mean American Express Credit Corporation, a Delaware corporation, including any subsidiary thereof, and its permitted successors and assigns.

                  "Date of Processing" shall mean, with respect to any transaction or receipt of Collections, the Business Day after such transaction or receipt is first output, in written form under TRS's customary and usual practices, from TRS's computer file of Accounts and accounts comparable to the Accounts (without regard to the effective date of recordation).

                  "Debtor Relief Laws" shall mean (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of banks.

                  "Defaulted Receivable" shall mean a Principal Receivable which is charged off as uncollectible in accordance with the Account Guidelines and the Servicer's customary and usual servicing procedures for servicing receivables comparable to the Receivables. A Principal Receivable shall become a Defaulted Receivable on the Date of Processing on which such Principal Receivable is recorded as charged-off on the Servicer's computer file of Accounts.

                  "Deleted Account" shall mean any Removed Account as to which there are no Receivables arising therein (including Receivables that, though charged off as uncollectible, may generate Recoveries) owned by RFC V.

                  "Discount Option Receivables" shall have the meaning specified in the Transfer and Servicing Agreement.

                  "Early Amortization Event" shall have the meaning specified in the Indenture.

                  "Eligible Account" shall mean each charge account established pursuant to an Account Agreement between an Account Owner and any Person, which meets the following requirements as of the applicable Selection Date:

                  (a) is a charge account in existence and maintained with an Account Owner;

                  (b) is payable in United States dollars;

                  (c) has not been identified by such Account Owner or TRS in its computer files as canceled due to a related Obligor's bankruptcy or insolvency;

                  (d) has an Obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a United States military address; provided, however, that, with the consent of RFC V, as of such Selection Date, up to 3% of the aggregate amount of Receivables may have related Obligors who have provided, as their billing addresses, addresses located outside of such jurisdictions;

                  (e) if such account is a charge card account, has not been identified as an account with respect to which a related card has been lost or stolen;

                  (f) has not been sold or pledged by such Account Owner to any other party;

                  (g) does not have any receivables that have been sold or pledged by such Account Owner or TRS to any other Person other than Credco, TRS or any Transferor; and

                  (h) does not have any receivables that have been written off or that have been identified by such Account Owner or TRS as having been incurred as a result of the fraudulent use of a related charge card.

Notwithstanding the above requirements, Eligible Accounts may include accounts, the receivables of which have been written off, or which have been identified by an Account Owner or the Servicer in its computer files as canceled due to a related Obligor's bankruptcy or insolvency, in each case as of the related Selection Date; provided, however, that (1) the balance of all receivables included in such accounts is reflected on the books and records of the related Account Owner (and is treated for purposes of this Agreement) as "zero" and (2) borrowing and charging privileges with respect to all such accounts have been canceled in accordance with the Account Guidelines applicable thereto.

                  "Eligible Receivable" shall mean each Receivable:

                  (a) which has arisen in an Eligible Account;

                  (b) which was created in compliance in all material respects with all Requirements of Law applicable to the related Account Owner and TRS and pursuant to an Account Agreement that complies in all material respects with all Requirements of Law applicable to the related Account Owner, in either case, the failure to comply with which would have a material adverse effect on RFC V;

                  (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the related Account Owner of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

                  (d) as to which, immediately prior to the sale of such Receivable to RFC V, TRS has good and marketable title thereto, free and clear of all Liens (other than any Lien for municipal or other local taxes of the related Account Owner or TRS if such taxes are not then due and payable or if the related Account Owner or TRS is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books and records adequate reserves with respect thereto);

                  (e) which has been the subject of a valid sale and assignment from TRS to RFC V of all TRS's right, title and interest therein (including any proceeds thereof);

                  (f) which is the legal, valid and binding payment obligation of an Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (g) which, at the time of the sale of such Receivable to RFC V, has not been waived or modified except as permitted in accordance with the Account Guidelines and which waiver or modification is reflected in the related Account Owner's and TRS's computer file of Accounts;

                  (h) which, at the time of the sale of such Receivable to RFC V, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of an Obligor, other than defenses arising out of applicable Debtor Relief Laws;

                  (i) as to which, at the time of the sale of such Receivable to RFC V, each of the related Account Owner and TRS has satisfied all its obligations required to be satisfied by such time;

                  (j) as to which, at the time of the sale of such Receivable to RFC V, each of the related Account Owner and TRS has not taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of RFC V therein; and

                  (k) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in any jurisdiction where the filing of a financing statement is then required to perfect RFC V's interest in such Receivable and the proceeds thereof.

                  "Event of Default" shall have the meaning specified in the Indenture.

                  "Excess Funding Account" shall have the meaning specified in the Indenture.

                  "Finance Charge Receivables" shall mean the aggregate amount of Discount Option Receivables.

                  "First Note Transfer Date" shall have the meaning specified in the Transfer and Servicing Agreement.

                  "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Indenture" shall mean the Indenture, dated as of May 19, 2005, between the Trust, as issuer, and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Indenture Trustee" shall mean The Bank of New York, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

                  "Initial Account" shall mean each charge account established pursuant to an Account Agreement between an Account Owner and any Person, which account is identified in the Account Schedule delivered to RFC V by TRS on the Closing Date.

                  "Initial Cut-Off Date" shall mean the close of business on April 24, 2005.

                  "Insolvency Event" shall have the meaning specified in Section 8.02.

                  "Issuer Rate Fees" shall mean all issuer rate fees payable to an Account Owner in connection with cardholder charges for goods or services with respect to the Receivables.

                  "Lien" shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that the security interest created in favor of the Indenture Trustee shall not be deemed to constitute a Lien.

                  "Monthly Period" shall mean, with respect to each Payment Date, the period (a) from and including the second day following the last day of the seventh billing cycle applicable to the Accounts ending during the second preceding calendar month and (b) to and including the day following the last day of the seventh billing cycle applicable to the Accounts ending in the calendar month immediately preceding the calendar month in which such Payment Date shall occur.

                  "New Account" shall mean each charge account established pursuant to an Account Agreement between an Account Owner and any Person, which account is designated pursuant to Subsection 2.03(a) to be included as an Account and identified on an Account Schedule delivered pursuant to Sections
2.01 and 2.03.

                  "New Account Delivery Date" shall mean, with respect to any New Account, the fifteenth calendar day of the month (or, if such 15th calendar day is not a Business Day, the next succeeding Business Day) following the Monthly Period in which the Addition Date for such New Account occurs.

                  "New Account Supplemental Conveyance" shall have the meaning specified in Subsection 2.03(b).

                  "Note Rating Agency" shall mean the nationally recognized statistical rating agency or agencies, if any, selected by RFC V and any other Transferor to rate any securities issued by the Trust.

                  "Noteholder" shall have the meaning specified in the Indenture.

                  "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

                  "Officer's Certificate" shall mean a certificate delivered to RFC V signed by any Vice President or more senior officer of TRS and which states that the certifications set forth in such certificate are based upon the results of a due inquiry into the matters in question conducted by or under the supervision of the signing officer and that the facts stated in such certifications are true and correct to the best of the signing officer's knowledge.

                  "Owner Trustee" shall mean Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

                  "Payment Date" shall have the meaning specified in the Indenture.

                  "Person" shall mean any person or entity, including any individual, corporation, limited liability company, partnership (general or limited), joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity of any nature.

                  "Principal Receivables" shall mean all Receivables other than Finance Charge Receivables.

                  "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative proceeding.

                  "Purchase Price" shall have the meaning specified in Subsection 3.01(a).

                  "Purchase Price Adjustment" shall have the meaning specified in Section 3.02.

                  "Purchase Price Payment Date" shall have the meaning specified in Subsection 3.01(a).

                  "Purchased Assets" shall have the meaning specified in Subsection 2.01(a).

                  "Receivables" shall mean all amounts shown on the records of the related Account Owner and TRS as amounts payable by an Obligor on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables.

                  "Receivables Purchase Agreements" shall mean (i) the receivables purchase agreement between TRS and Centurion, dated as of May 19, 2005, and (ii) the receivables purchase agreement between TRS and FSB, dated as of May 19, 2005, in each case as the same may be amended, supplemented or otherwise modified from time to time, and includes any receivables purchase agreement, substantially in the form of such agreement, entered into between TRS and another Account Owner in the future, if any.

                  "Recoveries" shall mean all amounts received with respect to Receivables which have previously been charged-off.

                  "Related Account" shall mean an Account with respect to which a new account number has been issued by the related Account Owner (i) in compliance with the Account Guidelines and the related Account Agreement, (ii) to the same Obligor or Obligors of such Account, and (iii) (a) as a result of the charge card with respect to such Account being lost or stolen; (b) as a result of the related Obligor requesting a change in his or her billing cycle;
(c) as a result of the related Obligor requesting the discontinuance of responsibility with respect to such Account; (d) as a result of the related Obligor requesting a product change; or (e) for any other reasons permitted by the Account Guidelines; provided that such Account can be traced or identified by reference to or by way of the code designation in the securitization field of such Account, which code designation is contained in the computer or other records of the applicable Account Owner or TRS used to generate the Account Schedule.

                  "Removal Limit" means, as of any date of determination, the aggregate amount of Receivables in Removed Accounts that may be reassigned to TRS during any calendar month, equal to 5% of the aggregate amount of Receivables in the Trust as of such date.

                  "Removed Account" shall mean any Account as to which TRS has received notice from the Servicer that such Account is a "Removed Account" as defined in the Transfer and Servicing Agreement.

                  "Removal Date" shall have the meaning specified in Subsection 2.04(a)(i).

                  "Requirements of Law" shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

                  "RFC V" shall have the meaning specified in the initial paragraph of this Agreement.

                  "Selection Date" shall mean (i) with respect to each Initial Account with the code designation "AA," the close of business on the cycle billing date for such Account occurring in the Monthly Period beginning October 2, 2004 and ending at the close of business on October 29, 2004 and (b) with respect to each Initial Account with the code designation "5," the close of business on the cycle billing date for such Account occurring in the Monthly Period beginning March 18, 2004 and ending at the close of business on April 14, 2004, (ii) with respect to each Aggregate Addition Account, the date specified as such in the related Aggregate Addition Account Supplemental Conveyance and
(iii) with respect to each New Account, the date on which such New Account is originated.

                  "Servicer" shall mean the entity acting as Servicer under the Transfer and Servicing Agreement.

                  "Small Balances" shall have the meaning established in accordance with the Account Guidelines.

                  "Stop Date" shall have the meaning specified in Subsection 2.04(a).

                  "Supplemental Conveyance" shall mean an Aggregate Addition Account Supplemental Conveyance or a New Account Supplemental Conveyance.

                  "Transfer and Servicing Agreement" shall mean the Transfer and Servicing Agreement, dated as of May 19, 2005, among RFC V, as Transferor, TRS, as Servicer and Administrator, the Trust, as Issuer, and the Indenture Trustee, as amended, supplemented or restated from time to time.

                  "Transfer Restriction Event" shall mean that TRS is unable for any reason to transfer Receivables to RFC V in accordance with the provisions of this Agreement, including by reason of the application of the provisions in
Section 8.02 or any order of any Governmental Authority.

                  "Transferor" shall mean the entity or entities acting as a Transferor under the Transfer and Servicing Agreement.

                  "TRS" shall have the meaning specified in the initial paragraph of this Agreement.

                  "Trust" shall mean the American Express Issuance Trust, created under the Trust Agreement.

                  "Trust Agreement" shall mean the Trust Agreement relating to the Trust, dated as of May 18, 2005, between the Transferor and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.
                  "UCC" shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

                  Section 1.02. Other Definitional Provisions.

                  The words "HEREOF," "HEREIN," "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                               [END OF ARTICLE I]

                                   ARTICLE II

                     PURCHASE AND CONVEYANCE OF RECEIVABLES

                  Section 2.01. Purchase.

                  (a) In consideration of the payment of the Purchase Price as provided herein, TRS does hereby sell, transfer, assign, set over and otherwise convey to RFC V (collectively, the "CONVEYANCE"), without recourse except as provided herein, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables existing at the Initial Cut-Off Date, in the case of Receivables arising in the Initial Accounts (including Related Accounts with respect to such Initial Accounts), at the applicable Addition Cut-Off Date, in the case of Receivables arising in the Additional Accounts (including Related Accounts with respect to such Additional Accounts), and in each case thereafter created from time to time in the Accounts, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof, but excluding any Issuer Rate Fees allocable to such Receivables (collectively, the "PURCHASED ASSETS"). TRS does hereby further transfer, assign, set over and otherwise convey to RFC V all of its rights, remedies, powers, privileges and claims under or with respect to any related Receivables Purchase Agreement (whether arising pursuant to the terms of such Receivables Purchase Agreement or otherwise).

                  The Receivables existing in the Initial Accounts at the Initial Cut-Off Date and thereafter arising in the Initial Accounts on or prior to the Closing Date, and the related Purchased Assets, shall be sold by TRS and purchased by RFC V on the Closing Date. Receivables arising after the Closing Date in the Initial Accounts and the related Purchased Assets shall be sold by TRS and purchased by RFC V on the date such Receivables arise. The Receivables existing in Additional Accounts at the related Addition Cut-Off Date and thereafter arising in such Additional Accounts on or prior to the related Addition Date, and the related Purchased Assets, shall be sold by TRS and purchased by RFC V on the related Addition Date. Receivables arising after such Addition Date in such Additional Accounts and the related Purchased Assets shall be sold by TRS and purchased by RFC V on the date such Receivables arise.

                  (b) TRS shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from TRS to RFC V, (ii) cause such financing statements and amendments to name TRS, as seller, and RFC V, as purchaser, of the Purchased Assets and (iii) deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to RFC V as soon as is practicable after filing.

                  (c) TRS shall, at its own expense, (i) on or prior to (x) the Closing Date, in the case of Initial Accounts, and (y) the applicable Addition Date, in the case of Additional Accounts, indicate in its books and records (including its computer files) that Receivables created in connection with such Accounts and the related Purchased Assets have been sold to RFC V in accordance with this Agreement and have been conveyed by RFC V to the Trust pursuant to the Transfer and Servicing Agreement, and (ii) on or prior to (x) the Closing Date, in the case of Initial Accounts, and (y) the applicable Addition Date, in the case of Additional Accounts, deliver to RFC V an Account Schedule (provided, however, that such Account Schedule shall be provided in respect of New Accounts on the New Account Delivery Date) containing a true and complete list of all such Accounts. TRS shall not alter the indication referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account is no longer an Account or TRS has taken such action as is necessary or advisable to cause the interest of RFC V in the Purchased Assets to continue to be perfected and of first priority. The Account Schedules, as supplemented and amended, collectively shall be marked as SCHEDULE 1 to this Agreement, shall be incorporated into and made a part of this Agreement and shall be updated by TRS on each Addition Date (or, with respect to New Accounts, on the New Account Delivery Date) to include any new Additional Accounts, and shall be updated by TRS not later than semi-annually to include any new Related Accounts.

                  (d) The parties hereto intend that the conveyance of TRS's right, title and interest in and to the Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others, from TRS to RFC V. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets shall constitute a purchase and sale of such Purchased Assets and not a loan, including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that TRS shall be deemed to have granted, and TRS does hereby grant, to RFC V a first priority perfected security interest in all of TRS's right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets to secure the obligations of TRS hereunder.

                  (e) To the extent that TRS retains any interest in the Purchased Assets, TRS hereby grants to the Trust and the Indenture Trustee a security interest in all of TRS's right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets, to secure the performance of all of the obligations of TRS hereunder. With respect to such security interest and such collateral, the Trust and the Indenture Trustee shall have all of the rights that it has under the Transfer and Servicing Agreement. Each of the Trust and the Indenture Trustee shall also have all of the rights of a secured creditor under the UCC.

                  Section 2.02. Addition of Aggregate Addition Accounts.

                  (a) If (i) RFC V is required, pursuant to Subsection 2.13(a) of the Transfer and Servicing Agreement, to designate additional accounts to the Trust, or (ii) RFC V elects, pursuant to Subsection 2.13(b) of the Transfer and Servicing Agreement, to designate additional accounts to the Trust, then in either case RFC V shall give written notice thereof to TRS; provided, however, that such notice shall be provided on or before the eighth (8th) Business Day immediately preceding the related addition date. Upon receipt of such notice and on or prior to such addition date, TRS shall designate sufficient Eligible Accounts as Aggregate Addition Accounts and shall sell to RFC V the Purchased Assets related to such Aggregate Addition Accounts. In addition, at its option and with the consent of RFC V, TRS may designate Eligible Accounts as Aggregate Addition Accounts and sell to RFC V the Purchased Assets related to such Aggregate Addition Accounts.

                  (b) On the Addition Date with respect to any designation of Aggregate Addition Accounts, such Aggregate Addition Accounts shall become Accounts, and RFC V shall purchase TRS's right, title and interest in, to and under the Receivables in such Aggregate Addition Accounts and the related Purchased Assets as provided in Section 2.01, subject to the satisfaction of the following conditions on such Addition Date:

                  (i) as of the applicable Selection Date, each Aggregate Addition Account shall be an Eligible Account;

                  (ii) TRS shall have delivered to RFC V copies of UCC financing statements covering such Aggregate Addition Accounts, if necessary to perfect RFC V's interest in the Receivables arising therein and the related Purchased Assets;

                  (iii) to the extent daily collections are required by Section
         3.1 of the Transfer and Servicing Agreement, TRS shall have deposited into the Collection Account all Collections with respect to such Aggregate Addition Accounts since the applicable Addition Cut-Off Date;

                  (iv) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to TRS shall have occurred nor shall the sale of the Receivables arising in the Aggregate Addition Accounts and the related Purchased Assets to RFC V have been made in contemplation of the occurrence thereof;

                  (v) such addition will not, in the reasonable belief of TRS, have a material adverse effect on RFC V;

                  (vi) TRS shall have delivered to RFC V an Officer's Certificate of TRS, dated the Addition Date, confirming, to the extent applicable and in TRS's reasonable belief, the items set forth in clauses (i) through (v) above;

                  (vii) TRS shall have indicated in its computer files that Receivables created in connection with such Aggregate Addition Accounts and the related Purchased Assets have been sold to RFC V and shall have delivered to RFC V the Account Schedule with respect to such Aggregate Addition Accounts in accordance with Subsection 2.01(c); and

                  (viii) TRS and RFC V shall have entered into a duly executed, written assignment, substantially in the form of EXHIBIT A (an "AGGREGATE ADDITION ACCOUNT SUPPLEMENTAL CONVEYANCE").

                  Section 2.03. Addition of New Accounts.

                  (a) Upon the mutual agreement of TRS and RFC V, subject to compliance by TRS with Subsection 2.03(b), TRS may designate newly originated Eligible Accounts to be included as New Accounts and sell to RFC V the Purchased Assets related to such New Accounts. TRS shall cooperate with RFC V to enable RFC V to comply with the requirements of Subsections 2.13(d) and (e) of the Transfer and Servicing Agreement and shall cooperate with RFC V to enable RFC V to perform with respect to the Receivables in such New Accounts all actions specified in Subsections 2.13(d) and (e) of the Transfer and Servicing Agreement.

                  (b) On the Addition Date with respect to any New Accounts, RFC V shall purchase TRS's right, title and interest in, to and under the Receivables in such New Accounts (and such New Accounts shall be deemed to be Accounts for purposes of this Agreement) upon satisfaction of the following conditions:

                  (i) as of the applicable Selection Date, each New Account shall be an Eligible Account;

                  (ii) on such Addition Date, TRS shall have delivered to RFC V copies of UCC financing statements covering such New Accounts, if necessary to perfect RFC V's interest in the Receivables arising therein and the related Purchased Assets;

                  (iii) on such Addition Date, to the extent daily collections are required by Section 3.1 of the Transfer and Servicing Agreement, TRS shall have deposited into the Collection Account all Collections with respect to such New Accounts since the applicable Addition Cut-Off Date;

                  (iv) as of each of the Addition Cut-Off Date and such Addition Date, no Insolvency Event with respect to TRS shall have occurred nor shall the sale of the Receivables arising in the New Accounts and the related Purchased Assets to RFC V have been made in contemplation of the occurrence thereof;

                  (v) such addition will not, in the reasonable belief of TRS, have a material adverse effect on RFC V;

                  (vi) on such Addition Date, TRS shall have delivered to RFC V an Officer's Certificate of TRS, dated such Addition Date, confirming, to the extent applicable and in TRS's reasonable belief, the items set forth in clauses (i) through (v) above;

                  (vii) on such Addition Date, TRS shall have indicated in its computer files that Receivables created in connection with such New Accounts and the related Purchased Assets have been sold to RFC V; and

                  (viii) on such Addition Date, TRS and RFC V shall have entered into a duly executed, written assignment, substantially in the form of EXHIBIT B (a "NEW ACCOUNT SUPPLEMENTAL CONVEYANCE").

                  (c) On the related New Account Delivery Date, TRS shall deliver to RFC V the Account Schedule with respect to such New Accounts.

                  Section 2.04. Removal and Deletion of Accounts.

                  (a) If RFC V elects, pursuant to Subsection 2.14(a) of the Transfer and Servicing Agreement, to remove accounts from the Trust (the "REMOVED ACCOUNTS"), RFC V shall give written notice thereof to TRS. Notwithstanding anything in this Agreement to the contrary, if an Account becomes a Removed Account, then TRS shall stop selling to RFC V Receivables arising in such Removed Account effective on the Business Day (the "STOP DATE") after the date such Account becomes a Removed Account. Notwithstanding the cessation of the sale to RFC V of additional Receivables arising in such Removed Account, Receivables sold to RFC V prior to the Stop Date and Collections in respect of such Receivables shall continue to be property of RFC V available for transfer by RFC V to the Trust pursuant to the Transfer and Servicing Agreement; provided, however, that, to the extent TRS has accepted reassignment of the Receivables in such Removed Account as described in paragraph (b) below, Collections in respect of such Receivables which are received after the Removal Date (as defined below) shall not be considered property of RFC V available for transfer by RFC V to the Trust. To the extent that it is not clear to TRS whether Collections relate to a Receivable that was sold to RFC V or to a receivable that TRS did not sell to RFC V, TRS shall allocate payments on each such Removed Account with respect to the principal balance of such Removed Account first to the oldest principal balance of such Removed Account.

                  (b) Upon receipt of the notice described in paragraph (a) above and on or prior to the date for removal of the Removed Accounts (the "REMOVAL DATE"), RFC V may, at its option and with the consent of TRS, reassign its right, title and interest in, to and under the Receivables in the Removed Accounts (and such Accounts shall no longer be deemed to be Accounts for purposes of this Agreement) upon satisfaction of the following conditions:

                  (i) on or before the tenth Business Day immediately preceding the Removal Date, RFC V shall have given TRS notice (unless such notice requirement is waived) that the Receivables from such Removed Accounts are to be reassigned to TRS on the Removal Date;

                  (ii) on or prior to the Removal Date, RFC V shall amend the Account Schedule by delivering or causing to be delivered to TRS a computer file or microfiche list containing a true and complete list of the Removed Accounts;

                  (iii) RFC V shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (ii) above, as of the Removal Date, is true and complete in all material respects;

                  (iv) such removal will not, in the reasonable belief of RFC V, have a material adverse effect on TRS;

                  (v) such removal shall not exceed the Removal Limit;

                  (vi) the purchase price for the Receivables in the Removed Accounts as of the Removal Date shall be the then-current fair market value of such Receivables, as mutually agreed upon by TRS and RFC V;

                  (vii) such removal is not effected due to the credit or default risk of any Obligor or the Receivables;

                  (viii) RFC V shall have delivered an Officer's Certificate of RFC V, dated the Removal Date, confirming, to the extent applicable and in RFC V's reasonable belief, the items set forth in clauses (iv) through (vii) above; and

                  (ix) RFC V and TRS shall have entered into a duly executed, written reassignment, substantially in the form of EXHIBIT C (a "REASSIGNMENT").

                  (c) On and after the Stop Date for a Removed Account, TRS may mark its books and records to indicate that such Account is a Removed Account. However, TRS shall not alter the indication referenced in clause (i) of Subsection 2.01(c) with respect to such Removed Account unless and until (i) TRS, at its option, accepts reassignment of the right, title and interest of RFC V in, to and under the Receivables in such Removed Account, (ii) such Account becomes a Deleted Account or (iii) TRS has taken such action as is necessary or advisable to cause the interest of RFC V in the Purchased Assets to continue to be perfected and of first priority.

                  (d) Once (i) TRS, at its option, accepts reassignment of the right, title and interest of RFC V in, to and under the Receivables in a Removed Account or (ii) a Removed Account becomes a Deleted Account, TRS may delete such Account from SCHEDULE 1 hereto and, upon such deletion, shall indicate in its computer files that such Removed Account or Deleted Account, as applicable, is no longer an Account.

                               [END OF ARTICLE II]

                                  ARTICLE III

                            CONSIDERATION AND PAYMENT

                  Section 3.01. Purchase Price.

                  (a) The "PURCHASE PRICE" for the Receivables in the Initial Accounts existing at the Initial Cut-Off Date, and the related Purchased Assets, that are conveyed to RFC V under this Agreement shall be payable on the Closing Date, in an amount equal to 100% of the aggregate balance of the Receivables so conveyed, adjusted to reflect such factors, if any, as TRS and RFC V mutually agree will result in a Purchase Price determined to be the fair market value of such Receivables and the related Purchased Assets. This computation of initial purchase price shall assume no reinvestment in new Receivables. The Purchase Price for the Receivables (including Receivables in Additional Accounts) and the related Purchased Assets conveyed to RFC V under this Agreement which come into existence after the Initial Cut-Off Date (i) shall be payable on a date (the "PURCHASE PRICE PAYMENT DATE") mutually agreed to by TRS and RFC V, but no later than the 15th calendar day (or, if such day is not a Business Day, the next following Business Day) following the calendar month in which such Receivables and the related Purchased Assets are conveyed by TRS to RFC V and (ii) shall be an amount equal to 100% of the aggregate balance of the Receivables so conveyed, adjusted to reflect such factors, if any, as TRS and RFC V mutually agree will result in a Purchase Price determined to be the fair market value of such Receivables and the related Purchased Assets.

                  (b) Notwithstanding any other provision of this Agreement, TRS shall not be obligated to continue to sell Receivables or other Purchased Assets to RFC V to the extent that TRS is not paid the Purchase Price therefor as provided herein.

                  Section 3.02. Adjustments to Purchase Price. The Purchase Price shall be reduced on the Purchase Price Payment Date (a "PURCHASE PRICE ADJUSTMENT") with respect to any Receivable previously conveyed to RFC V by TRS which is reduced by the related Account Owner, TRS or the Servicer because of a rebate, refund, unauthorized charge or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, or because the Servicer or the applicable Account Owner processes as a credit adjustment any uncollectible Small Balances, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible. The amount of such reduction shall equal the reduction in the balance of such Receivable resulting from the occurrence of such event. In the event that a reduction pursuant to this Section 3.02 causes the Purchase Price to be a negative number, TRS agrees that, on the Purchase Price Payment Date, TRS shall pay or cause to be paid to RFC V an amount equal to the amount by which the Purchase Price Adjustment exceeds the unadjusted Purchase Price; provided, however, that if the reduction relating to such Purchase Price Adjustment also gives rise to an obligation on the part of RFC V as Transferor to make a deposit in the Excess Funding Account pursuant to Section 3.10 of the Transfer and Servicing Agreement, then TRS and RFC V hereby agree that the date that RFC V is required to make such deposit pursuant to Section 3.10 of the Transfer and Servicing Agreement shall be a Purchase Price Payment Date.

                  Section 3.03. Use of Name, Logo and Marks. TRS does hereby grant to RFC V a non-exclusive license to use the name "American Express Travel Related Services Company, Inc." and all related identifying trade or service marks, signs, symbols, logos, designs, servicing software, customer lists and other intangibles in connection with the servicing of the Receivables purchased hereunder. The license granted shall be co-extensive with the term of the Agreement.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.01. Representations and Warranties of TRS Relating to TRS.

                  (a) Representations and Warranties. TRS hereby represents and warrants to, and agrees with, RFC V as of the Closing Date and on each Addition Date, that:

                  (i) Organization and Good Standing. TRS is a corporation validly existing under the laws of the State of New York, and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

                  (ii) Due Qualification. TRS is duly qualified to do business and is in good standing as a foreign corporation or other entity and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of TRS to perform its obligations under this Agreement.

                  (iii) Due Authorization. The execution and delivery by TRS of this Agreement and any other document or instrument delivered by TRS pursuant hereto, including any Supplemental Conveyance, to which TRS is a party and the consummation by TRS of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by TRS by all necessary action on the part of TRS.

                  (iv) No Conflict or Violation. The execution and delivery by TRS of this Agreement, the performance by TRS of the transactions contemplated by this Agreement and the fulfillment by TRS of the terms of this Agreement applicable to TRS, will not conflict with or violate any Requirements of Law applicable to TRS or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which TRS is a party or by which it or its properties are bound.

                  (v) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of TRS, threatened, against TRS before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of TRS, would materially and adversely affect the performance by TRS of its obligations under this Agreement or (iv) seeking any determination or ruling that, in the reasonable judgment of TRS, would materially and adversely affect the validity or enforceability of this Agreement.

                  (vi) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by TRS in connection with the execution and delivery by TRS of this Agreement and the performance by TRS of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

                  (b) Notice of Breach. The representations and warranties set forth in this Section 4.01 shall survive the sale of the Purchased Assets to RFC
V. Upon discovery by TRS or RFC V of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, the Owner Trustee and the Indenture Trustee following such discovery.

                  Section 4.02. Representations and Warranties of TRS Relating to the Agreement and the Receivables.

                  (a) Representations and Warranties. TRS hereby represents and warrants to RFC V as of the Closing Date with respect to the Initial Accounts (and the Receivables arising therein) and as of the related Addition Date with respect to Additional Accounts (and the Receivables arising therein), that:

                  (i) each of this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance constitutes a legal, valid and binding obligation of TRS enforceable against TRS in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

                  (ii) (a) as of the Initial Cut-Off Date with respect to the Initial Accounts (and the Receivables arising thereunder), SCHEDULE 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such applicable date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such applicable date and (b) as of the related Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising thereunder), SCHEDULE 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such applicable date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such applicable date;

                  (iii) each Receivable conveyed to RFC V has been conveyed to RFC V free and clear of any Lien (other than any Lien for municipal or other local taxes of the related Account Owner or TRS if such taxes are not then due and payable or if the related Account Owner or TRS is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

                  (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by TRS in connection with the conveyance of Receivables to RFC V have been duly obtained, effected or given and are in full force and effect;

                  (v) this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, constitutes a valid sale to RFC V of all right, title and interest of TRS in the Purchased Assets, and such sale is perfected under the UCC;

                  (vi) on the applicable Selection Date, each such Account is an Eligible Account;

                  (vii) on the applicable Selection Date, each Receivable contained in such Account on such applicable date and sold to RFC V by TRS is an Eligible Receivable;

                  (viii) as of the date of the creation of any new Receivable sold to RFC V by TRS, such Receivable is an Eligible Receivable; and

                  (ix) (ix) no selection procedures believed by TRS to be materially adverse to the interests of RFC V or its transferees have been used in selecting such Accounts.

                  (b) Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the sale of the Purchased Assets to RFC
V. Upon discovery by either TRS or RFC V of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give prompt written notice to the other party, the Owner Trustee and the Indenture Trustee following such discovery. TRS hereby acknowledges that RFC V intends to rely on the representations hereunder in connection with representations made by RFC V to secured parties, assignees or subsequent transferees, including transfers made by RFC V to the Trust pursuant to the Transfer and Servicing Agreement and the grant of a security interest by the Trust to the Indenture Trustee pursuant to the Indenture, and TRS hereby consents to such reliance.

                  Section 4.03. Representations and Warranties of RFC V. As of the Closing Date and each Addition Date, RFC V hereby represents and warrants to, and agrees with, TRS that:

                  (a) Organization and Good Standing. RFC V is a limited liability company duly formed and validly existing under the laws of the State of Delaware, and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

                  (b) Due Qualification. RFC V is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of RFC V to perform its obligations under this Agreement.

                  (c) Due Authorization. The execution and delivery by RFC V of this Agreement and any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance, to which RFC V is a party, and the consummation by RFC V of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by RFC V by all necessary company action on the part of RFC V.

                  (d) No Conflict or Violation. The execution and delivery by RFC V of this Agreement, the performance by RFC V of the transactions contemplated by this Agreement and the fulfillment by RFC V of the terms of this Agreement applicable to RFC V, will not conflict with or violate any Requirements of Law applicable to RFC V or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which RFC V is a party or by which it or any of its properties are bound.

                  (e) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of RFC V, threatened, against RFC V, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of RFC V, would materially and adversely affect the performance by RFC V of its obligations under this Agreement or (iv) seeking any determination or ruling that, in the reasonable judgment of RFC V, would materially and adversely affect the validity or enforceability of this Agreement.

                  (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by RFC V in connection with the execution and delivery by RFC V of this Agreement and the performance by RFC V of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

                  The representations and warranties set forth in this Section
4.03 shall survive the sale of the Purchased Assets to RFC V. Upon discovery by TRS or RFC V of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, the Owner Trustee and the Indenture Trustee following such discovery.

                               [END OF ARTICLE IV]

                                    ARTICLE V

                                    COVENANTS

                  Section 5.01. Covenants of TRS. TRS hereby covenants and agrees with RFC V as follows:

                  (a) Receivables Not To Be Evidenced by Instruments. Except in connection with its enforcement or collection of an Account, TRS will take no action to cause any Receivable sold to RFC V hereunder to be evidenced by any instrument (as defined in the UCC), and if any Receivable is so evidenced as a result of any action by TRS, it shall be deemed to be a Receivable described in Subsection 6.01(a) and shall be reassigned to TRS in accordance with Subsection 6.01(b).

                  (b) Security Interests. Except for the conveyances hereunder, TRS will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with RFC V's ownership of, the Purchased Assets, or grant, create, incur, assume or suffer to exist any Lien arising through or under TRS on any Purchased Asset or any interest therein (other than any Lien for municipal or other local taxes of the related Account Owner or TRS if such taxes are not then due and payable or if the related Account Owner or TRS is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto), and TRS shall not claim any ownership interest in any Purchased Asset and shall defend the right, title and interest of RFC V in, to and under the Purchased Assets against all claims of third parties claiming through or under TRS.

                  (c) Account Allocations. If a Transfer Restriction Event occurs, TRS agrees (except as prohibited by any such order or any Requirement of Law) to allocate and pay to RFC V, after the date of such Transfer Restriction Event, all Collections with respect to Receivables previously sold to RFC V. To the extent that it is not clear to TRS whether collections relate to a Receivable that was sold to RFC V or to a receivable that TRS is unable to sell to RFC V, TRS agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account. Notwithstanding any cessation of the sale to RFC V of additional Receivables, Receivables sold to RFC V prior to the occurrence of the Transfer Restriction Event and Collections in respect of such Receivables shall continue to be property of RFC V available for transfer by RFC V to the Trust pursuant to the Transfer and Servicing Agreement.

                  (d) Delivery of Collections. In the event that TRS receives Collections or any other amounts in respect of the Purchased Assets sold to RFC V hereunder, TRS agrees to pay to RFC V (or to the Servicer or the Indenture Trustee if RFC V so directs) all such Collections and other amounts promptly after receipt thereof.

                  (e) Notice of Liens. TRS shall notify RFC V promptly after becoming aware of any Lien arising through or under TRS on any Purchased Asset other than the conveyances hereunder.

                  (f) Documentation of Transfer. TRS shall timely file in all appropriate filing offices the documents which are necessary or advisable to perfect and maintain the perfection of the sale of the Purchased Assets to RFC V.

                  (g) Account Agreements and Guidelines. Subject to compliance with all Requirements of Law, TRS may effect or permit a change to the terms and provisions of the Account Agreements or the Account Guidelines applicable to the Accounts in any respect (including the calculation of the amount or the timing of charge-offs and other fees to be assessed thereon) only if such change is made applicable to any comparable segment of charge accounts owned by the related Account Owner or TRS which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the related Account Owner or TRS and an unrelated third party or by the terms of the Account Agreements. Notwithstanding the above, unless required by Requirements of Law, TRS will not take any action with respect to such Account Agreements or such Account Guidelines which, at the time of such action, TRS reasonably believes will have a material adverse effect on RFC V. TRS shall take reasonable steps to cause the related Account Owner to abide by these restrictions on changes and actions with respect to the Account Agreements and the Account Guidelines.

                  (h) Name and Type and Jurisdiction of Organization. TRS shall not change its name or its type or jurisdiction of organization without previously having delivered to RFC V an opinion of counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first-priority perfected ownership interest of RFC V in the Purchased Assets.

                  (i) Annual Opinion. On or before March 31st of each calendar year, commencing March 31, 2006, TRS shall deliver to RFC V, with a copy to the Indenture Trustee, an opinion of counsel to the effect that (i) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings is then necessary to perfect the ownership interest of RFC V in the Purchased Assets, and (ii) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings will be necessary prior to March 31st of the next calendar year to perfect the ownership interest of RFC V in the Purchased Assets or stating what such filings will be necessary prior to such March 31st.

                               [END OF ARTICLE V]

                                   ARTICLE VI

                              REPURCHASE OBLIGATION

                  Section 6.01. Reassignment of Ineligible Receivables.

                  (a) In the event any representation or warranty under Subsection 4.02(a)(ii), (iii), (iv), (vi), (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and as a result of such breach RFC V is required under Subsection 2.6(a) of the Transfer and Servicing Agreement to accept reassignment of such Receivables previously sold by TRS to RFC V pursuant to this Agreement, TRS shall accept reassignment of such Receivables on the terms and conditions set forth in Subsection 6.01(b).

                  (b) TRS shall accept reassignment of any Receivables described in Subsection 6.01(a) from RFC V on the date on which such Receivables are reassigned to RFC V pursuant to Subsection 2.6(a) of the Transfer and Servicing Agreement, and shall pay for such reassigned Receivables by paying to RFC V in immediately available funds an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, RFC V shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to TRS, without recourse, representation or warranty, all the right, title and interest of RFC V in and to such Receivables, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof. Such reassigned Receivables shall be treated by RFC V as collected in full as of the date on which they were reassigned. RFC V shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by TRS to effect the conveyance of such Receivables and other property pursuant to this Subsection.

                  Section 6.02. Reassignment of Other Receivables.

                  (a) In the event any representation or warranty set forth in Subsection 4.01(a)(i) or (iii) or Subsection 4.02(a)(i) or (v) is not true and correct in any material respect and as a result of such breach RFC V is required under Section 2.7 of the Transfer and Servicing Agreement to accept a reassignment of all of the Receivables previously sold by TRS to RFC V pursuant to this Agreement, TRS shall accept a reassignment of such Receivables on the terms and conditions set forth in Subsection 6.02(b).

                  (b) TRS shall accept reassignment of any Receivables described in Subsection 6.02(a) from RFC V on the date on which such Receivables are reassigned to RFC V, and shall pay for such reassigned Receivables by paying to RFC V, not later than 11:00 a.m., New York City time, on the First Note Transfer Date following the Monthly Period in which such reassignment obligation arises, an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, RFC V shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to TRS, without recourse, representation or warranty, all the right, title and interest of RFC V in and to such Receivables, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof. Such reassigned Receivables shall be treated by RFC V as collected in full as of the date on which they were reassigned. RFC V shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by TRS to effect the conveyance of such Receivables and other property pursuant to this Subsection.

                               [END OF ARTICLE VI]

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

                  Section 7.01. Conditions to RFC V's Obligations Regarding Initial Receivables. The obligations of RFC V to purchase the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

                  (a) all representations and warranties of TRS contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

                  (b) all information concerning the Initial Accounts provided to RFC V shall be true and correct as of the Initial Cut-Off Date in all material respects;

                  (c) TRS shall have (i) delivered to RFC V a true and correct Account Schedule with respect to the Initial Accounts, and (ii) performed all other obligations required to be performed by TRS on or before the Closing Date by the provisions of this Agreement;

                  (d) TRS shall have recorded and filed, at its expense, any financing statement with respect to the Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Purchased Assets from TRS to RFC V, and shall have provided delivery of a file-stamped copy of such financing statements or other evidence of such filings to RFC V; and

                  (e) all corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to RFC V, and RFC V shall have received from TRS copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as RFC V may reasonably have requested.

                  Section 7.02. Conditions Precedent to TRS's Obligations. The obligations of TRS to sell the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

                  (a) all representations and warranties of RFC V contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

                  (b) payment or provision for payment of the Purchase Price in accordance with Section 3.01 hereof shall have been made; and

                  (c) all company and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to TRS, and TRS shall have received from RFC V copies of all documents (including records of company proceedings) relevant to the transactions herein contemplated as TRS may reasonably have requested.

                              [END OF ARTICLE VII]

                                  ARTICLE VIII

                          TERM AND PURCHASE TERMINATION

                  Section 8.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue at least until the earlier of (i) the termination of the Trust as provided in Article IX of the Trust Agreement and (ii) the Transfer and Servicing Agreement being amended for the purpose of replacing RFC V as Transferor under the Transfer and Servicing Agreement. Thereafter this Agreement may be terminated by the mutual agreement of the parties hereto.

                  Section 8.02. Purchase Termination. If (i) TRS shall file a petition or commence a Proceeding (A) to take advantage of any bankruptcy, conservatorship, receivership, insolvency, or similar laws or (B) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to TRS or all or substantially all of its property, (ii) TRS shall consent or fail to object to any such petition filed or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or Proceeding, (iii) TRS shall be unable, or shall admit in writing its inability, to pay its debts generally as they become due, (iv) TRS shall make an assignment for the benefit of its creditors or (v) TRS shall voluntarily suspend payment of its obligations (each, an "INSOLVENCY EVENT"); then TRS shall immediately cease to sell Receivables to RFC V and shall promptly give notice to RFC V, the Owner Trustee and the Indenture Trustee of such Insolvency Event. Notwithstanding any cessation of the sale to RFC V of additional Receivables, Receivables sold to RFC V prior to the occurrence of such Insolvency Event and Collections in respect of such Receivables shall continue to be property of RFC V available for transfer by RFC V to the Trust pursuant to the Transfer and Servicing Agreement. To the extent that it is not clear to TRS whether collections relate to a Receivable that was sold to RFC V or to a receivable that TRS has not sold to RFC V, TRS agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account.

                              [END OF ARTICLE VIII]

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                  Section 9.01. Amendment. This Agreement may not be changed orally, but only by an instrument in writing signed by RFC V and TRS in accordance with this Section 9.01; provided, however, that no amendment shall be effective unless written confirmation has been received by RFC V from each Note Rating Agency that such amendment will not result in the reduction or withdrawal of the respective ratings of such Note Rating Agency for any securities issued by the Trust; provided, further, that TRS shall have delivered to RFC V an Officer's Certificate of TRS, dated the date of such action, stating that TRS reasonably believes that such action will not result in an Event of Default or an Early Amortization Event. Any conveyance (including any Supplemental Conveyance) or reassignment executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to each Note Rating Agency.

                  Section 9.02. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 9.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested and postage prepaid, to (a) in the case of TRS, American Express Travel Related Services Company, Inc., 200 Vesey Street, New York, New York 10285, Attention:
Secretary (facsimile: (212) 619-9261), (b) in the case of RFC V, American Express Receivables Financing Corporation V LLC, 200 Vesey Street, Room 507A, New York, New York 10285, Attention: President (facsimile: 212-640-2417), (c) in the case of the Indenture Trustee, The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Asset Backed Unit (facsimile:
212-815-5999), and (d) in the case of the Owner Trustee, Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, Attention:
Corporate Trust Administration (facsimile: 302-636-4140); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party in accordance with this Section 9.03.

                  Section 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of such remaining covenants, agreements, provisions and terms of this Agreement.

                  Section 9.05. Assignment. Notwithstanding anything to the contrary contained herein, other than RFC V's assignment of its right, title, and interest in, to, and under this Agreement to the Trust as contemplated by the Transfer and Servicing Agreement and Section 9.06 hereof, this Agreement may not be assigned by the parties hereto; provided, however, that TRS shall have the right to assign its right, title and interest in, to and under this Agreement to (a) any successor by merger assuming this Agreement or (b) to any other entity; provided, further, that (x) in the case of an assignment pursuant to clauses (a) and (b), TRS has given ten (10) days prior notice to RFC V, the Owner Trustee, the Indenture Trustee and each Note Rating Agency, and (y) in the case of an assignment pursuant to clause (b), written confirmation has been received by RFC V and the Indenture Trustee from each Note Rating Agency that such assignment will not result in the reduction or withdrawal of the respective ratings of such Note Rating Agency for any securities issued by the Trust.

                  Section 9.06. Acknowledgement and Agreement of TRS. By execution below, TRS expressly acknowledges and agrees that all of RFC V's right, title, and interest in, to, and under this Agreement, including all of RFC V's right, title, and interest in and to the Purchased Assets, may be assigned by RFC V to the Trust and by the Trust to the Indenture Trustee, and TRS consents to such assignments. TRS further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against RFC V, due to a breach by RFC V of this Agreement or for any other reason, and notwithstanding the bankruptcy of RFC V or any other event whatsoever, TRS's sole remedy shall be a claim against RFC V for money damages, and then only to the extent of funds available to RFC V, and in no event shall TRS assert any claim on or any interest in the Purchased Assets or take any action which would reduce or delay receipt by the Trust or the Indenture Trustee of Collections with respect to the Purchased Assets. Additionally, TRS agrees that any amounts payable by TRS to RFC V hereunder which are to be paid by RFC V to the Trust, the Indenture Trustee or the Servicer shall be paid by TRS directly to the Trust, the Indenture Trustee or the Servicer, as applicable, as assignee (or the agent of an assignee) of RFC V.

                  Section 9.07. Further Assurances. RFC V and TRS agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party, the Trust or the Indenture Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or amendments thereto or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction.

                  Section 9.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of RFC V or TRS, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  Section 9.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 9.10. Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trust, the Owner Trustee and the Indenture Trustee shall be considered third-party beneficiaries of this Agreement.

                  Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  Section 9.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  Section 9.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                  Section 9.14. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental Conveyance shall remain operative and in full force and effect and shall survive conveyance of the Purchased Assets by RFC V to the Trust pursuant to the Transfer and Servicing Agreement and by the Trust to the Indenture Trustee pursuant to the Indenture.

                  Section 9.15. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, TRS agrees that at no time shall it commence, or join in commencing, a bankruptcy case or other insolvency or similar proceeding under the laws of any jurisdiction against RFC V or the Trust.

                               [END OF ARTICLE IX]

                  IN WITNESS WHEREOF, TRS and RFC V have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the date first above written.

                                AMERICAN EXPRESS TRAVEL RELATED
                                SERVICES COMPANY, INC.




                                By:    /s/ David L. Yowan
                                       ---------------------------------------
                                       Name: David L. Yowan
                                       Title: Treasurer




                                AMERICAN EXPRESS RECEIVABLES
                                FINANCING CORPORATION V LLC




                                By:    /s/ Maureen Ryan
                                       ---------------------------------------
                                       Name: Maureen Ryan
                                       Title: Vice President and Treasurer

                                                                       EXHIBIT A



           FORM OF AGGREGATE ADDITION ACCOUNT SUPPLEMENTAL CONVEYANCE

                         (As required by Section 2.02 of
                       the Receivables Purchase Agreement)


                  SUPPLEMENTAL CONVEYANCE No. [___], dated as of [__________], by and between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (together with its permitted successors and assigns, "TRS"), and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC, a Delaware limited liability company (together with its permitted successors and assigns, "RFC V"), pursuant to the Receivables Purchase Agreement referred to below.


                              W I T N E S S E T H:

                  WHEREAS, TRS and RFC V are parties to a Receivables Purchase Agreement, dated as of May 19, 2005 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "RECEIVABLES PURCHASE AGREEMENT");

                  WHEREAS, pursuant to the Receivables Purchase Agreement, TRS wishes to designate Aggregate Addition Accounts to be included as Accounts and TRS wishes to convey its right, title and interest in the Receivables of such Aggregate Addition Accounts, whether existing at the Addition Cut-Off Date or thereafter created, to RFC V pursuant to the Receivables Purchase Agreement; and

                  WHEREAS, RFC V is willing to accept such designation and conveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, TRS and RFC V hereby agree as follows:

                  1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

                  "Addition Cut-Off Date" shall mean, with respect to the Aggregate Addition Accounts, the close of business on [__________].

                  "Addition Date" shall mean, with respect to the Aggregate Addition Accounts, [__________].

                  "Additional Purchased Assets" shall have the meaning set forth in Subsection 3(a).

                  "Aggregate Addition Accounts" shall mean the Aggregate Addition Accounts, as defined in the Receivables Purchase Agreement, that are designated hereby and listed on SCHEDULE 1 hereto.

                  "Selection Date" shall mean [(i)] for the added accounts with the code designation "[__]," the close of business on the cycle billing date for such added accounts occurring in the period beginning on the close of business on [________] and ending at the close of business on [_______] [and (ii) for the added accounts with the code designation "[__]," the close of business on the cycle billing date for such added accounts occurring in the period beginning on the close of business on [________] and ending at the close of business on [_________]].

                  2. Designation of Aggregate Addition Accounts. TRS delivers herewith an Account Schedule containing a true and complete list of the Aggregate Addition Accounts. Such Account Schedule is incorporated into and made part of this Supplemental Conveyance, shall be SCHEDULE 1 to this Supplemental Conveyance and shall supplement SCHEDULE 1 to the Receivables Purchase Agreement.

                  3. Conveyance of Receivables.

                  TRS does hereby sell, transfer, assign, set over and otherwise convey to RFC V, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the Aggregate Addition Accounts (including Related Accounts with respect to such Aggregate Addition Accounts), existing at the Addition Cut-Off Date and thereafter created, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof (collectively, the "ADDITIONAL PURCHASED ASSETS").

                  If necessary, TRS shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale of the Additional Purchased Assets to RFC V, (ii) cause such financing statements and amendments to name TRS, as seller, and RFC V, as purchaser, of the Additional Purchased Assets and (iii) to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to RFC V as soon as is practicable after filing.

                  TRS shall, at its own expense, on or prior to the Addition Date, indicate in its books and records (including its computer files) that all Receivables created in connection with the Aggregate Addition Accounts and the related Additional Purchased Assets have been sold to RFC V pursuant to this Supplemental Conveyance.

                  The parties hereto intend that the conveyance of TRS's right, title and interest in and to the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from TRS to RFC V. It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased Assets shall constitute a purchase and sale of such Additional Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that TRS shall be deemed to have granted, and TRS does hereby grant, to RFC V a first priority perfected security interest in all of TRS's right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of TRS hereunder and under the Receivables Purchase Agreement.

                  To the extent that TRS retains any interest in the Additional Purchased Assets, TRS hereby grants to the Trust and the Indenture Trustee a security interest in all of TRS's right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets, to secure the performance of all of the obligations of TRS hereunder and under the Receivables Purchase Agreement. With respect to such security interest and such collateral, each of the Trust and the Indenture Trustee shall have all of the rights that it has under the Transfer and Servicing Agreement. Each of the Trust and the Indenture Trustee shall also have all of the rights of a secured creditor under the UCC.

                  4. Acceptance by RFC V. RFC V hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, TRS delivered to RFC V the Account Schedule described in Section 2 of this Supplemental Conveyance with respect to all Aggregate Addition Accounts.

                  5. Representations and Warranties of TRS. TRS hereby acknowledges on the Addition Date that it makes the representations and warranties in Sections 4.01 and 4.02 of the Receivables Purchase Agreement with respect to the Aggregate Addition Accounts.

                  6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "RECEIVABLES PURCHASE AGREEMENT," to "THIS AGREEMENT" and "HEREIN" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented and amended by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein, shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

                  7. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  8. GOVERNING LAW. THIS SUPPLEMENTAL CONVEYANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, TRS and RFC V have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the date first above written.

                                    AMERICAN EXPRESS TRAVEL RELATED
                                      SERVICES COMPANY, INC.




                                    By:    __________________________________
                                           Name:
                                           Title:




                                    AMERICAN EXPRESS RECEIVABLES
                                     FINANCING CORPORATION V LLC



                                    By:    __________________________________
                                           Name:
                                           Title:

                                                                  Schedule 1 to
                                                                   Supplemental
                                                                     Conveyance



                           AGGREGATE ADDITION ACCOUNTS

                                                                       EXHIBIT B

                FORM OF SUPPLEMENTAL CONVEYANCE FOR NEW ACCOUNTS

                         (As required by Section 2.03 of
                       the Receivables Purchase Agreement)

                  SUPPLEMENTAL CONVEYANCE No. [___], dated as of the Addition Date set forth below, by and between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (together with its permitted successors and assigns, "TRS"), and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC, a Delaware limited liability company (together with its permitted successors and assigns, "RFC V"), pursuant to the Receivables Purchase Agreement referred to below.


                              W I T N E S S E T H:

                  WHEREAS, TRS and RFC V are parties to a Receivables Purchase Agreement, dated as of May 19, 2005 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "RECEIVABLES PURCHASE AGREEMENT");

                  WHEREAS, pursuant to the Receivables Purchase Agreement, TRS wishes to designate New Accounts to be included as Accounts and TRS wishes to convey its right, title and interest in the Receivables of such New Accounts, whether existing at the Addition Cut-Off Date or thereafter created, to RFC V pursuant to the Receivables Purchase Agreement; and

                  WHEREAS, RFC V is willing to accept such designation and conveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, TRS and RFC V hereby agree as follows:

                  1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

                  "Addition Cut-Off Date" shall mean, with respect to each New Account, the date on which such New Account is originated.

                  "Addition Date" shall mean, with respect to the New Accounts, [_________].

                  "Additional Purchased Assets" shall have the meaning set forth in Subsection 3(a).

                  "New Account Delivery Date" shall mean the fifteenth calendar day of the month (or, if such fifteenth calendar day is not a Business Day, the next succeeding Business Day) following the Monthly Period in which the Addition Date occurs.

                  "New Accounts" shall mean the New Accounts, as defined in the Receivables Purchase Agreement, that are designated hereby and to be listed on
SCHEDULE 1 hereto.

                  "Selection Date" shall mean, with respect to each New Account, the date on which such New Account is originated.

                  2. Designation of New Accounts. The New Accounts are hereby designated. On the New Account Delivery Date, TRS shall deliver to RFC V an Account Schedule containing a true and complete list of the New Accounts. Such Account Schedule is incorporated into and made part of this Supplemental Conveyance, shall be SCHEDULE 1 to this Supplemental Conveyance and shall supplement SCHEDULE 1 to the Receivables Purchase Agreement.

                  3. Conveyance of Receivables. TRS does hereby sell, transfer, assign, set over and otherwise convey to RFC V, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the New Accounts (including Related Accounts with respect to such New Accounts), existing at the applicable Addition Cut-Off Date of each New Account and thereafter created, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof (collectively, the "ADDITIONAL PURCHASED ASSETS").

                  (a) If necessary, TRS shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale of the Additional Purchased Assets to RFC V, (ii) cause such financing statements and amendments to name TRS, as seller, and RFC V, as purchaser, of the Additional Purchased Assets and (iii) to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to RFC V as soon as is practicable after filing.

                  (b) TRS shall, at its own expense, on or prior to the Addition Date, indicate in its books and records (including its computer files) that all Receivables created in connection with the New Accounts and the related Additional Purchased Assets have been sold to RFC V pursuant to this Supplemental Conveyance.

                  (c) The parties hereto intend that the conveyance of TRS's right, title and interest in and to the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from TRS to RFC V. It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased Assets shall constitute a purchase and sale of such Additional Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that TRS shall be deemed to have granted, and TRS does hereby grant, to RFC V a first priority perfected security interest in all of TRS's right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of TRS hereunder and under the Receivables Purchase Agreement.

                  (d) To the extent that TRS retains any interest in the Additional Purchased Assets, TRS hereby grants to the Trust and the Indenture Trustee a security interest in all of TRS's right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets, to secure the performance of all of the obligations of TRS hereunder and under the Receivables Purchase Agreement. With respect to such security interest and such collateral, the Trust and the Indenture Trustee shall have all of the rights that it has under the Transfer and Servicing Agreement. Each of the Trust and the Indenture Trustee shall also have all of the rights of a secured creditor under the UCC.

                  4. Acceptance by RFC V. RFC V hereby acknowledges that, on the New Account Delivery Date, TRS has agreed to deliver to RFC V the Account Schedule described in Section 2 of this Supplemental Conveyance with respect to all New Accounts.

                  5. Representations and Warranties of TRS. TRS hereby acknowledges on the Addition Date that it makes the representations and warranties in Sections 4.01 and 4.02 of the Receivables Purchase Agreement with respect to the New Accounts.

                  6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "RECEIVABLES PURCHASE AGREEMENT," to "THIS AGREEMENT" and "HEREIN" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented and amended by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein, shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

                  7. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  8. GOVERNING LAW. THIS SUPPLEMENTAL CONVEYANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, TRS and RFC V have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the date first above written.

                                    AMERICAN EXPRESS TRAVEL RELATED
                                    SERVICES COMPANY, INC.




                                    By:    ____________________________________
                                           Name:
                                           Title:




                                    AMERICAN EXPRESS RECEIVABLES FINANCING
                                    CORPORATION V LLC



                                    By:    ____________________________________
                                           Name:
                                           Title:

                                                                  Schedule 1 to
                                                                   Supplemental
                                                                     Conveyance



                                  NEW ACCOUNTS

                                                                       EXHIBIT C


                       FORM OF REASSIGNMENT OF RECEIVABLES


                         (As required by Section 2.04 of
                       the Receivables Purchase Agreement)

                  REASSIGNMENT No. [__] OF RECEIVABLES, dated as of [ ], by and between AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC, a Delaware limited liability company (together with its permitted successors and assigns, "RFC V"), and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (together with its permitted successors and assigns, "TRS"), pursuant to the Receivables Purchase Agreement referred to below.


                                   WITNESSETH:

                  WHEREAS, RFC V and TRS are parties to a Receivables Purchase Agreement, date as of May 19, 2005 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "RECEIVABLES PURCHASE AGREEMENT");

                  WHEREAS, pursuant to the Receivables Purchase Agreement, RFC V wishes to reconvey to TRS all of RFC V's right, title and interest in, to and under the Receivables in certain designated accounts removed from the Trust by RFC V (the "REMOVED ACCOUNTS"), whether existing at the Removal Date or thereafter created; and

                  WHEREAS, TRS is willing to accept such designation and reconveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, RFC V and TRS hereby agree as follows:

                  1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

                  "Removal Date" shall mean, with respect to the Removed Accounts, [_________].

                  "Removed Accounts" shall mean the Removed Accounts that are designated hereby and listed on SCHEDULE 1 hereto.

                  "Selection Date" shall mean [____________].

                  2. Designation of Removed Accounts. RFC V delivers or causes to be delivered herewith an Account Schedule containing a true and complete list of the Removed Accounts. Such Account Schedule is incorporated into and made a part of this Reassignment, shall be SCHEDULE 1 to this Reassignment and shall supplement SCHEDULE 1 to the Receivables Purchase Agreement.

                  3. Conveyance of Receivables.

                  (a) RFC V does hereby sell, transfer, assign, set over and otherwise convey to TRS, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the Removed Accounts (including Related Accounts with respect to such Removed Accounts), existing at the Removal Date and thereafter created, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof (collectively, the "REPURCHASED ASSETS").

                  (b) In connection with such sale, RFC V agrees to execute and deliver to TRS on or prior to the date this Reassignment is delivered, applicable termination statements prepared by RFC V with respect to the Receivables existing at the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by RFC V of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

                  4. Representations and Warranties of RFC V. RFC V hereby represents and warrants to TRS as of the Removal Date:

                  (a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of RFC V enforceable against RFC V, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

                  (b) List of Removed Accounts. The list of Removed Accounts delivered pursuant to Section 2.04 of the Receivables Purchase Agreement, as of the Removal Date, is true and complete in all material respects.

                  5. Ratification of Agreement. As supplemented by this Reassignment, the Receivables Purchase Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

                  6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                  7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, RFC V and TRS have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.


                                     AMERICAN EXPRESS RECEIVABLES
                                     FINANCING CORPORATION V LLC




                                     By:
                                            --------------------------------
                                            Name:
                                            Title:



                                     AMERICAN EXPRESS TRAVEL RELATED
                                     SERVICES COMPANY, INC.



                                     By:
                                            --------------------------------
                                            Name:
                                            Title:

                                                                   Schedule 1 to
                                                                   Supplemental
                                                                     Conveyance



                                REMOVED ACCOUNTS

                                                                      Schedule 1




                                LIST OF ACCOUNTS

                                TABLE OF CONTENTS

                                                                                                    PAGE
                                                  ARTICLE I
                                                 DEFINITIONS
Section 1.01.         Definitions.......................................................................1

Section 1.02.         Other Definitional Provisions.....................................................9

                                                  ARTICLE II
                                    PURCHASE AND CONVEYANCE OF RECEIVABLES
Section 2.01.         Purchase.........................................................................10

Section 2.02.         Addition of Aggregate Addition Accounts..........................................11

Section 2.03.         Addition of New Accounts.........................................................12

Section 2.04.         Removal and Deletion of Accounts.................................................13

                                                 ARTICLE III
                                          CONSIDERATION AND PAYMENT
Section 3.01.         Purchase Price...................................................................15

Section 3.02.         Adjustments to Purchase Price....................................................15

Section 3.03.         Use of Name, Logo and Marks......................................................15

                                                  ARTICLE IV
                                        REPRESENTATIONS AND WARRANTIES
Section 4.01.         Representations and Warranties of TRS Relating to TRS............................16

Section 4.02.         Representations and Warranties of TRS Relating to the
                      Agreement and the Receivables....................................................17

Section 4.03.         Representations and Warranties of RFC V..........................................18

                                                  ARTICLE V
                                                  COVENANTS
Section 5.01.         Covenants of TRS.................................................................20

                                                 ARTICLE VI

                                            REPURCHASE OBLIGATION
Section 6.01.         Reassignment of Ineligible Receivables...........................................22

Section 6.02.         Reassignment of Other Receivables................................................22

                                                 ARTICLE VII
                                             CONDITIONS PRECEDENT
Section 7.01.         Conditions to RFC V's Obligations Regarding Initial Receivables..................23

Section 7.02.         Conditions Precedent to TRS's Obligations........................................23

                                                 ARTICLE VIII
                                        TERM AND PURCHASE TERMINATION
Section 8.01.         Term.............................................................................24

Section 8.02.         Purchase Termination.............................................................24


                                                                                                    PAGE
                                                   ARTICLE IX
                                           MISCELLANEOUS PROVISIONS
Section 9.01.         Amendment........................................................................25

Section 9.02.         Governing Law....................................................................25

Section 9.03.         Notices..........................................................................25

Section 9.04.         Severability of Provisions.......................................................25

Section 9.05.         Assignment.......................................................................25

Section 9.06.         Acknowledgement and Agreement of TRS.............................................26

Section 9.07.         Further Assurances...............................................................26

Section 9.08.         No Waiver; Cumulative Remedies...................................................26

Section 9.09.         Counterparts.....................................................................26

Section 9.10.         Binding; Third-Party Beneficiaries...............................................26

Section 9.11.         Merger and Integration...........................................................26

Section 9.12.         Headings     ....................................................................27

Section 9.13.         Schedules and Exhibits...........................................................27

Section 9.14.         Survival of Representations and Warranties.......................................27

Section 9.15.         Nonpetition Covenant.............................................................27


             EXHIBIT A: FORM OF SUPPLEMENTAL CONVEYANCE FOR AGGREGATE ADDITION ACCOUNTS...............A-1

             EXHIBIT B: FORM OF SUPPLEMENTAL CONVEYANCE FOR NEW ACCOUNTS..............................B-1

             EXHIBIT C: FORM OF REASSIGNMENT OF RECEIVABLES...........................................C-1

             SCHEDULE 1: LIST OF ACCOUNTS.............................................................I-1




                                       ii